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                                                                    EXHIBIT 8(c)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the use in this Post-Effective Amendment No. 11 to the Registration Statement No. 33-43058 of Merrill Lynch Life Variable Life Separate Account II on Form S-6 of our reports on (i) Merrill Lynch Life Insurance Company dated February 27, 2001, and (ii) Merrill Lynch Life Variable Life Separate Account II dated January 26, 2001, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                          /s/ DELOITTE & TOUCHE LLP

New York, New York
April 25, 2001